Exhibit 10.40

May 15, 2009

Array BioPharma Inc.

3200  Walnut Street

Boulder, CO  80301

Dear Sirs:

Please confirm below that the Security Agreement between us dated as of April 29, 2008 is amended on the date hereof such that the definition of “Obligations” contained therein shall include all of your liabilities and obligations to us under the Facility Agreement dated as of the date hereof between us.

Very truly yours,

Deerfield Private Design Fund, L.P.

By:	/s/ James Flynn
Name: James Flynn
Title: General Partner

Deerfield Private Design International, L.P.

By:	/s/ James Flynn
Name: James Flynn
Title: General Partner

CONFIRMED:

Array BioPharma Inc.

By:	/s/ R. Michael Carruthers
Name: R. Michael Carruthers
Title: Chief Financial Officer